Exhibit 15(b)



                                AMENDMENT TO
                PLAN OF DISTRIBUTION PURSUANT TO RULE 12b-1
                                     OF
               KIDDER, PEABODY MUNICIPAL MONEY MARKET SERIES


     WHEREAS, pursuant to resolutions adopted by the Board of Directors of Kidder, Peabody Municipal Money Market Series ("Fund") on December 16, 1994, PaineWebber Incorporated ("PaineWebber") was appointed distributor of the Fund's shares, and it was determined to change the name of the Fund to the "PaineWebber/Kidder, Peabody Municipal Money Market Series" and the name of its series to "PaineWebber/Kidder, Peabody Municipal Money Market New York Series, PaineWebber/Kidder, Peabody Municipal Money Market New Jersey Series and PaineWebber/Kidder, Peabody Municipal Money Market Connecticut Series" (collectively, the "Series");

     NOW, THEREFORE, the Fund hereby adopts, on behalf of the Series, the following amendments to the above-referenced plan ("Plan"):

       1.  All references to the "Kidder, Peabody Municipal Money
     Market Series" contained in the Plan are hereby replaced with "PaineWebber/Kidder, Peabody Municipal Money Market Series."

       2. All references to "New York Series," "New Jersey Series" and "Connecticut Series" contained in the Plan and Exhibit A thereto, are hereby replaced with "PaineWebber/Kidder, Peabody Municipal Money Market New York Series," "PaineWebber/Kidder, Peabody Municipal Money Market New Jersey Series" and "PaineWebber/ Kidder, Peabody Municipal Money Market Connecticut Series," respectively.

       3. All references to "Kidder, Peabody & Co. Incorporated" contained in the Plan are hereby replaced with "PaineWebber
     Incorporated," and all references to "Kidder, Peabody" contained in the Plan are hereby replaced with "PaineWebber."

     IN WITNESS WHEREOF, the Fund and PaineWebber have executed this "Amendment to the Plan of Distribution Pursuant to Rule
12b-1 of Kidder, Peabody Municipal Money Market Series" on the day and year set forth below.


Date:   January ___, 1995


                                   PAINEWEBBER/KIDDER, PEABODY
                                   MUNICIPAL MONEY MARKET SERIES

                                   By: ________________________

Attest: __________________

                                   PAINEWEBBER INCORPORATED

                                   By: ________________________

Attest: __________________